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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                              _________________

                                   FORM T-1


             Statement of Eligibility and Qualification Under the
                 Trust Indenture Act of 1939 of a Corporation
                         Designated to Act as Trustee


                       FIRST BANK NATIONAL ASSOCIATION
             (Exact name of Trustee as specified in its charter)


      United States                               41-0256895
(State of Incorporation)                        (I.R.S. Employer
                                               Identification No.)

        First Trust Center
        180 East Fifth Street
        St. Paul, Minnesota                            55101
(Address of Principal Executive Offices)             (Zip Code)

                       BALLY'S PARK PLACE FUNDING, INC.
                          BALLY'S PARK PLACE, INC.
           (Exact name of registrant as specified in its charter)

          Delaware                                   22-510861
          Delaware                                   22-2264974
(State of Incorporation)                         (I.R.S. Employer
                                                Identification No.)

     Park Place and The Boardwalk                        08401
     Atlantic City, New Jersey                         (Zip Code)
(Address of Principal Executive Offices)


                            % FIRST MORTGAGE NOTES
                     (Title of the Indenture Securities)


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                                   GENERAL

 1. GENERAL INFORMATION Furnish the following information as to the Trustee.

    (a) Name and address of each examining or supervising authority to which it is subject.

        Comptroller of the Currency
        Washington, D.C.

    (b) Whether it is authorized to exercise corporate trust powers.

        Yes

 2. AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

        None

    See Note following Item 16.

    Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

16. LIST OF EXHIBITS List below all exhibits filed as a part of this statement of eligibility and qualification. Each of the exhibits listed below is incorporated by reference from a previous registration.

    1. Copy of Articles of Association.

    2. Copy of Certificate of Authority to Commence Business.

    3. Authorization of the Trustee to exercise corporate trust powers (included in Exhibits 1 and 2; no separate instrument).

    4. Copy of existing By-Laws.

    5. Copy of each Indenture referred to in Item 4.  N/A

    6. The consents of the Trustee required by Section 321(b) of the act.

    7. Copy of the latest report of condition of the Trustee published pursuant to law of the requirements of its supervising or examining authority.


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                                    NOTE

     The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the Trustee by the obligor. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                  SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, First Bank National Association, an Association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 1st day of February, 1994.

                                    FIRST BANK NATIONAL ASSOCIATION

[SEAL]
                                    /s/ Scott Strodthoff
                                    ---------------------------------
                                    Scott Strodthoff
                                    Assistant Vice President



/s/ Frank P. Leslie III
- ------------------------------
Frank P. Leslie III
Assistant Secretary



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                                  EXHIBIT 6

                                   CONSENT

     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, FIRST BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


Dated: February 1, 1994


                                  FIRST BANK NATIONAL ASSOCIATION

                                  /s/ Scott Strodthoff
                                  --------------------------------------
                                  Scott Strodthoff
                                  Assistant Vice President